Exhibit 2.2

                                   EXHIBIT 6.18

                                    ARTICLE I

                              THE FIRST STEP MERGER

          Section 1.1. THE FIRST STEP MERGER. Subject to the terms and conditions of this Agreement, Firstar shall be merged with and into Firstar
(WI) in accordance with the Wisconsin Business Corporation Law (the "WBCL") and the separate corporate existence of Firstar shall cease. Firstar (WI) shall be the surviving corporation of the First Step Merger, shall continue its corporate existence under the name "Firstar Corporation" and shall continue to be governed by the laws of the State of Wisconsin.

          Section 1.2. FIRST EFFECTIVE TIME. The First Step Merger shall become effective on the date and at the time (the "First Effective Time") specified in the appropriate documents in respect of the First Step Merger which are filed with the Department of Financial Institutions of the State of Wisconsin in such form as required by, and in accordance with, the relevant provisions of the WBCL. The First Effective Time shall occur on the same date and immediately prior to the Effective Time as specified in Section 2.2.

          Section 1.3. EFFECTS OF THE FIRST STEP MERGER. At and after the First Effective Time, the First Step Merger shall have the effects set forth in Section 180.1107 of the WBCL.

          Section 1.4. CONVERSION OF SECURITIES. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of Star, Firstar, Firstar (WI) or the holders of any capital stock of Firstar, Star or Firstar (WI), each share of the common stock, par value $1.25, of Firstar ("Firstar Common Stock") issued and outstanding immediately prior to the First Effective Time shall cease to be outstanding and (other than any shares of Firstar Common Stock held by Firstar or any of its wholly owned Subsidiaries (as defined herein), except for Trust Account Shares (as defined herein) and DPC Shares (as defined herein)), shall be converted into the right to receive 0.76 (the "Exchange Ratio") shares of Firstar (WI) Common Stock (as defined herein).

         (b) All of the shares of Firstar Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate (each a "Firstar Common Certificate") previously representing any such shares of Firstar Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 1.4(a), in accordance with Section 3.2. Firstar Common Certificates previously representing shares of Firstar Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Firstar Common Certificates in accordance with
Section 3.1 without any interest thereon.




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          (c) At the First Effective Time, all shares of Firstar Common Stock that are owned by Firstar as treasury stock and all shares of Firstar Common Stock that are owned, directly or indirectly, by Firstar or any of its wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

          Section 1.5. FIRSTAR (WI) COMMON STOCK. At and after the First Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Firstar (WI) Common Stock, and no shares of Firstar (WI) Common Stock or other securities of Firstar (WI) shall be issued in respect thereof.

          Section 1.6. OPTIONS. Firstar shall take action to amend the Firstar Stock Plans (as defined herein) so that, at the Effective Time, each option granted by Firstar to purchase shares of Firstar Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Firstar Common Stock and shall be converted automatically into an option to purchase shares of Firstar (WI) Common Stock in an amount and at an exercise price determined as follows (and otherwise subject to the terms of the appropriate Firstar Benefit Plan (as defined herein) pursuant to which such options have been granted (such plans collectively the "Firstar Stock Plans") and the agreements evidencing grants thereunder): (i) the number of shares of Firstar (WI) Common Stock to be subject to the new option shall be equal to the product of the number of shares of Firstar Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Firstar (WI) Common Stock resulting from such multiplication shall be rounded down to the nearest whole share and (ii) the exercise price per share of Firstar (WI) Common Stock under the new option shall be equal to the exercise price per share of Firstar Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Firstar shall be deemed to be references to Firstar (WI).

          Section 1.7. ARTICLES OF INCORPORATION. At the First Effective Time, the Articles of Incorporation of Firstar (WI) as in effect immediately prior to the First Effective Time shall continue to be the Articles of Incorporation of Firstar (WI) except that the name of the corporation shall be changed to "Firstar Corporation," until thereafter amended in accordance with applicable law.

          Section 1.8. BY-LAWS. At the First Effective Time, the By-Laws of Firstar (WI) as in effect immediately prior to the First Effective Time shall continue to be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with applicable law.


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                                   ARTICLE II

                             THE SECOND STEP MERGER

          Section 2.1. THE SECOND STEP MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Ohio General Corporation Law (the "OGCL") and the WBCL, at the Effective Time Star shall merge with and into Firstar (WI). Firstar (WI) shall be the surviving corporation in the Second Step Merger and shall continue to be governed by the laws of the State of Wisconsin. Upon consummation of the Second Step Merger, the separate corporate existence of Star shall terminate. The parties shall take all necessary action such that, upon consummation of the Second Step Merger, Firstar (WI) shall continue its corporate existence under the name "Firstar Corporation."

          Section 2.2. EFFECTIVE TIME. The Second Step Merger shall become effective as set forth in the appropriate documents (the "Certificate of Merger") in respect of the Second Step Merger which shall be filed with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Ohio on the Closing Date (as defined herein). The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on a date to be specified by the parties, which shall be the first day which is (i) the last business day of a month and (ii) at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII, unless another time or date is agreed to in writing by the parties hereto.

          Section 2.3. EFFECTS OF THE SECOND STEP MERGER. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections 180.1106 and 180.1107 of the WBCL and Section 1701.82 of the OGCL.

          Section 2.4. CONVERSION OF STAR COMMON STOCK. (a) At the Effective Time, by virtue of the Second Step Merger and without any action on the part of Star, Firstar (WI) or the holders of capital stock of Star or Firstar
(WI), each share of the common stock, par value $5.00 per share, of Star (the "Star Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined herein) and shares of Star Common Stock held in Star's treasury or directly or indirectly by Star or any of its wholly owned Subsidiaries or Firstar (WI) (except for Trust Account Shares and DPC Shares)) shall be converted into the right to receive one share (the "Second Merger Exchange Ratio") of the common stock, par value $0.01, of Firstar (WI) (the "Firstar (WI) Common Stock").

          (b) All of the shares of Star Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Star Common Certificate") previously representing any such shares of Star Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 2.4(a), in accordance with Section 3.2. Star Common Cer-



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tificates previously representing shares of Star Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Star Common Certificates in accordance with
Section 3.1 without any interest thereon.

          (c) At the Effective Time, all shares of Star Common Stock that are owned by Star as treasury stock and all shares of Star Common Stock that are owned, directly or indirectly, by Star or any of its wholly owned Subsidiaries or Firstar (WI)(other than shares of Star Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries being referred to herein as "Trust Account Shares") and other than any shares of Star Common Stock held by Star or Firstar or any of their respective Subsidiaries or Firstar (WI) in respect of a debt previously contracted (any such shares of Star Common Stock and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

          Section 2.5. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Star Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") shall not be converted into the right to receive Firstar (WI) Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or
(ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 1701.85 of the OGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Star Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Firstar (WI) Common Stock, as provided in Section 2.4(a) hereof.

          Section 2.6. OPTIONS. Star shall take action to amend the Star Stock Plans (as defined herein) so that, at the First Effective Time, each option granted by Star to purchase shares of Star Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Star Common Stock and shall be converted automatically into an option to purchase a number of shares of Firstar (WI) Common Stock equal to the number of shares of Star Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Firstar (WI) Common Stock equal to the exercise price per share of Star Common Stock in effect immediately prior to the Effective Time and otherwise subject to the terms of the appropriate Star Benefit Plans pursuant to which such options have been granted (such plans collectively the "Star Stock Plans") and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options which are


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"incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Star shall be deemed to be references to Firstar (WI).

          Section 2.7. FIRSTAR (WI) COMMON STOCK. At and after the Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Second Step Merger.

          Section 2.8. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Firstar (WI) as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

          Section 2.9. BY-LAWS. At the Effective Time, the By-Laws of Firstar
(WI) as in effect immediately prior to the Effective Time shall continue to be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

          Section 2.10. MANAGEMENT. (a) From and after the Effective Time, Roger L. Fitzsimonds shall be Chairman of the Board of the Surviving Corporation (and shall continue in such position until he becomes 62 years old) and Jerry A. Grundhofer shall be the President and Chief Executive Officer of the Surviving Corporation, and Mr. Grundhofer shall be designated to succeed Mr. Fitzsimonds as Chairman.

          Section 2.11. BOARD OF DIRECTORS. (a) From and after the Effective Time, until duly changed in compliance with applicable law and the Articles of Incorporation and By-Laws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall be the Board of Directors of Firstar (WI) as specified in Section 6.20(a). The majority of the meetings of the Board of Directors of the Surviving Corporation in any calendar year shall be held in Milwaukee, Wisconsin.

          (b) Firstar shall cause all requisite action to be taken so that, at the Effective Time, directors of the Surviving Corporation elected pursuant to Section 6.20(a) at the designation of Star and Firstar shall be represented in proportion to the aggregate representation set forth in
Section 6.20(a) on all committees of the Board of Directors of the Surviving Corporation, except that seven designees of Star and five designees of Firstar shall be included on the Executive Committee.

          Section 2.12. HEADQUARTERS OF SURVIVING CORPORATION. After the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be that of the headquarters and principal executive offices of Firstar as of the date of this Agreement located in Milwaukee, Wisconsin. After the Effective Time, the banking Subsidiaries of the Surviving Corporation shall be merged into a single bank, the name of which shall be Firstar and the headquarters of which shall be in Milwaukee, Wisconsin.



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          Section 2.13. TAX AND ACCOUNTING CONSEQUENCES. It is intended that the First Step Merger and the Second Step Merger shall each constitute a reorganization within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").